As filed with the Securities and Exchange Commission on January 17, 2003.

Registration No. 333-       ●

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEEKAY SHIPPING CORPORATION

(Exact name of registrant as specified in its charter)

REPUBLIC OF THE MARSHALL ISLANDS (State or other Jurisdiction of incorporation or organization)	98-0224774 (I.R.S. Employer Identification Number)

TK House, Bayside Executive Park, West Bay Street and Blake Road

P.O. Box AP-59213, Nassau, Commonwealth of the Bahamas
(242) 502-8820
(Address and telephone number of registrant’s principal executive offices)

Lawco of Oregon, Inc.

1211 SW Fifth Avenue, Suite 1500
Portland, OR 97204
Attn: Susan E. Kipper
(503) 727-2000
(Name, address and telephone number of agent for service)

Copies to:

Roy W. Tucker David S. Matheson Perkins Coie LLP 1211 S.W. Fifth Avenue, Suite 1500 Portland, OR 97204 (503) 727-2000	Bruce Czachor Shearman & Sterling 1080 Marsh Road Menlo Park, CA 94025 (650) 838-3600

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of each class	Amount to be	Proposed maximum	Proposed maximum	Amount of
of securities to be registered	registered	aggregate price per unit(1)	aggregate offering price(2)	registration fee

Common Stock, $0.001 par value per share(3)
Preferred Stock, $1.00 par value per share(4)
Warrants(5)
Stock Purchase Contracts
Stock Purchase Units(6)
Debt Securities(7)
Total			$500,000,000	$46,000

(1)	Not required to be included pursuant to General Instruction II(C) of Form F-3.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Teekay from time to time pursuant to this registration statement exceed $500,000,000.

(3)	Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of common stock as may from time to time be sold hereunder, and an indeterminate number of shares of common stock as may from time to time be issued upon conversion of convertible debt securities and convertible preferred stock, upon exercise of warrants, and upon settlement of stock purchase contracts and stock purchase units, which may be sold hereunder. No separate consideration will be received for any shares of common stock so issued upon conversion or settlement.

(4)	Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of preferred stock as may from time to time be sold hereunder, and an indeterminate number of shares of preferred stock as may from time to time be issued upon conversion of convertible debt securities, upon exercise of warrants, and upon settlement of stock purchase contracts and stock purchase units, which may be sold hereunder. No separate consideration will be received for any shares of preferred stock so issued upon conversion or settlement.

(5)	Subject to footnote (2), there is being registered hereunder an indeterminate number of warrants representing rights to purchase certain of the common stock, preferred stock and debt securities registered hereunder.

(6)	Each stock purchase unit will consist of a (a) stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common or preferred stock and (b) beneficial interest in our debt securities or our preferred stock or in debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common or preferred stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests.

(7)	Subject to footnote (2), there is being registered hereunder an indeterminate principal amount of debt securities as may from time to time be sold hereunder. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2003

PROSPECTUS

$500,000,000

TEEKAY SHIPPING CORPORATION

Common Stock

Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Debt Securities

          We may offer common stock, preferred stock, warrants, stock purchase contracts, stock purchase units or debt securities from time to time. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by this prospectus will have an aggregate public offering price of up to $500,000,000.

          We may sell these securities directly or to or through underwriters or dealers, and also to other purchasers through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

          You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement.

          Our common stock is traded on the New York Stock Exchange under the symbol “TK.” On January 16, 2003, the closing sale price of our common stock as quoted on the New York Stock Exchange was $43.16 per share.

          Our principal executive headquarters are located at TK House, Bayside Executive Park, West Bay Street & Blake Road, P.O. Box AP-59213, Nassau, The Bahamas. Our telephone number at such address is (242) 502-8820. Our principal operating office is located at Suite 2000, Bentall Five, 550 Burrard Street, Vancouver, B.C. Canada V6C 2K2. Our telephone number at such address is (604) 683-3529.

          Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See “Risk Factors” on page 4.

          Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated January 17 , 2003.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
TEEKAY SHIPPING CORPORATION
RECENT DEVELOPMENTS
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
CAPITALIZATION AND INDEBTEDNESS
SECURITIES WE MAY ISSUE
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
EXPENSES
LEGAL MATTERS
EXPERTS
Exhibit 4.4
Exhibit 4.5
Exhbit 5.1
Exhibit 5.2
Exhibit 12.1
Exhibit 15.1
Exhibt 23.3
Exhibit 25.1
Exhibit 25.2

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we filed with the SEC using a shelf registration process. Under this shelf process, we may sell the common stock, preferred stock, warrants, stock purchase contracts, stock purchase units or debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

      This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

      In this prospectus we use the terms “Teekay,” “we,” “us” and “our” to refer to Teekay Shipping Corporation, a Marshall Islands corporation. Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual and special reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information we file electronically with the SEC, which you can access at http://www.sec.gov. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement, as permitted by SEC rules and regulations. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or its Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

      The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC. This means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, except for any information superseded by information in this prospectus or any prospectus supplement, and information that we file subsequently with the SEC may automatically update and supersede the information in this prospectus or the prospectus supplement, including information previously incorporated by reference. We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2001, filed on March 29, 2002;

•	our Reports on Form 6-K filed on April 2, May 15, August 14, November 14, and December 16, 2002, respectively;

•	the “Description of Securities to be Registered” contained in our Registration Statement on Form 20-F filed on July 13, 1995, including any amendments or reports filed for the purpose of updating such description;

•	all other Reports on Form 20-F that we file after the date of this prospectus; and

•	any Reports on Form 6-K that we file after the date of this prospectus that we identify in such Reports as being incorporated by reference into this prospectus.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Teekay Shipping Corporation

c/o Teekay Shipping (Canada) Ltd.
550 Burrard Street, Suite 2000
Vancouver, B.C. CANADA V6C 2K2
Attention: Investor Relations
Telephone: (604) 844-6654

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding, among other items:

•	our future earnings and other operating results;

•	prospects and trends of the tanker industry;

•	tanker supply and demand;

•	our market share in the Indo-Pacific Basin and Atlantic region Aframax tanker markets and in the world shuttle tanker market;

•	expectations as to funding our future capital requirements;

•	future capital expenditures;

•	our growth strategy and measures to implement our growth strategy;

•	the expected financing, benefits and results of our proposed acquisition of Navion ASA;

•	competition;

•	regulatory matters; and

•	other discussions of future plans and strategies, anticipated developments and other matters that involve predictions of future events.

      Other statements contained in this prospectus, in any prospectus supplement and in the documents incorporated by reference are forward-looking statements and are not based on historical fact, such as statements containing the words “believes,” “may,” “will,” “estimates,” “continue,” “anticipates,” “intends,” “expects” and words of similar import.

      These forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in any prospectus supplement, and those risks discussed in documents incorporated by reference and in other reports we file with the SEC. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

      Actual results may differ materially from those projected in forward-looking statements. Although we believe that our estimates are reasonable, you should not unduly rely on these estimates, which are based on our current expectations. Factors that could cause actual results to differ materially include:

•	the cyclical nature of the tanker industry and its dependence on oil markets;

•	the supply of tankers available to meet the demand for transportation of petroleum products;

•	our potential inability to close our proposed acquisition of Navion ASA and our potential inability to integrate effectively the operations of Navion or any other future acquisition with our own;

•	our substantial dependence on spot oil voyages;

•	environmental and other regulations;

•	the impact on the tanker industry of significant oil spills or similar events;

•	possible disruption in commercial activities due to threatened or actual terrorist activity and armed conflict;

•	our potential inability to achieve and manage growth; and

•	the risks discussed in “Risk Factors” or “Special Note Regarding Forward-Looking Statements” in any prospectus supplement, and those risks discussed in documents incorporated by reference and in other reports we file with the SEC, including the factors described in “Factors That May Affect Future Results” in our annual report on Form 20-F filed with the SEC on March 29, 2002.

      We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. We do not make any representation, warranty or assurance as to the completeness or accuracy of these projections, and neither express an opinion or any other form of assurance regarding them.

RISK FACTORS

      Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in the accompanying prospectus supplement before investing in any securities that may be offered.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

      We and most of our subsidiaries are incorporated in the Republic of the Marshall Islands, and other of our subsidiaries are incorporated in Bermuda, the Bahamas, Canada, Japan, Singapore, Australia, United Kingdom, Norway, India, the Philippines, Liberia and the United States. Most of our directors and executive officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our subsidiaries or our directors and officers or to realize against them judgments obtained in United States courts. In addition, you should not assume that courts in countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located:

•	would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon civil liabilities provisions of applicable U.S. federal and state securities laws; or

•	would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

TEEKAY SHIPPING CORPORATION

      Teekay is a leading provider of international crude oil and petroleum product transportation services through the world’s largest fleet of medium-size oil tankers. We provide transportation services to major oil companies, major oil traders and government agencies worldwide. As of December 31, 2002, our fleet consisted of 102 tankers (including 12 newbuildings, five vessels time-chartered-in and four vessels owned by joint ventures). We believe our Aframax fleet as of such date was approximately three times larger than that of our nearest direct Aframax competitor. Through our acquisition of Ugland Nordic Shipping AS in 2001, we are also the largest owner of shuttle tankers, which engage in the transportation of oil from offshore production platforms to onshore storage and refinery facilities.

      As of December 31, 2002, our fleet (excluding newbuildings) had a total cargo capacity of approximately 9.0 million deadweight tons. As of such date our Aframax tankers represented approximately 12% of the total tonnage of the world Aframax fleet, and our shuttle tankers represented approximately 26% of the total tonnage of the world shuttle tanker fleet.

      The Teekay organization was founded in 1973. Teekay is incorporated under the laws of the Republic of The Marshall Islands.

RECENT DEVELOPMENTS

      We announced on December 16, 2002, that we and Statoil ASA have entered into a definitive agreement under which we will acquire Statoil’s wholly-owned subsidiary, Navion ASA, on a debt-free basis, for approximately $800 million in cash. We anticipate funding the acquisition by drawing on a new credit facility together with available cash or cash generated from operations and drawings on other existing credit facilities. The closing of the transaction is expected to take place in the second quarter of 2003.

      Navion, based in Norway, operates primarily in the shuttle tanker and the conventional crude oil and product tanker markets. Its modern shuttle tanker fleet of nine owned and 17 chartered-in vessels (including four vessels chartered-in from our subsidiary Ugland Nordic Shipping), provides logistical services to Statoil and other oil companies in the North Sea under fixed-rate, long-term contracts of affreightment. Navion’s modern, chartered-in conventional tanker fleet of 12 crude oil tankers and nine product tankers operates primarily in the Atlantic region, providing services to Statoil and other oil companies. In addition, Navion owns two floating storage and off-take vessels currently trading as conventional crude tankers in the Atlantic region, and one gas carrier on long-term charter to Statoil.

      Through a joint venture with Statoil, Navion is responsible for meeting Statoil’s transportation needs for crude oil, condensate and refined petroleum products. As part of this arrangement, Navion has a right of first refusal on Statoil’s oil transportation requirements at the prevailing market rate until December 31, 2007. We believe this arrangement will increase the utilization of our conventional fleet. The acquisition of Navion will also provide added stability to our cash flow and earnings throughout the business cycle, due to the fixed-rate, long-term nature of Navion’s shuttle tanker contracts.

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities offered hereby to finance acquisitions and general corporate purposes. General corporate purposes may include capital expenditures, working capital and the repayment of debt. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

      The following table presents our consolidated ratio of earnings to fixed charges for the periods indicated. We changed our fiscal year end from March 31 to December 31, commencing December 31, 1999, in order to facilitate comparison of our operating results to those of other companies in the transportation industry.

	Nine Months	Fiscal Year Ended
Ended
	September 30,	Dec. 31,	Dec. 31,	Dec. 31,	Mar. 31,	Mar. 31,
	2002	2001	2000	1999	1999(1)	1998

	(unaudited)	(nine months)
Ratio of Earnings to Fixed Charges	1.5x	5.8x	4.6x	0.6x	2.0x	2.3x

(1)	As amended by early adoption of Statement of Financial Accounting Standards No. 145, “Extinguishment of Debt and Capital Lease Modification,” which requires any gain or loss on debt extinguishments to be classified as income or loss from continuing operations, rather than as an extraordinary item as previously required under Statement of Financial Accounting Standards No. 4.

      For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income (loss) before extraordinary items, income taxes, minority interest expense, equity income, interest expense and amortization of capitalized interest, deferred costs and bond premium. Fixed charges consist of interest expense, capitalized interest and amortization of deferred financing costs and bond premium. In the fiscal year ended December 31, 1999 (nine months), our earnings were insufficient to cover fixed charges by $19.9 million.

      If this prospectus is used to offer preferred stock, we will include in the applicable prospectus supplement a ratio of combined fixed charges and preference dividends to earnings. As of December 31, 2002, we have issued no preference dividends.

CAPITALIZATION AND INDEBTEDNESS

      The following table presents our capitalization and indebtedness as of September 30, 2002.

September 30, 2002

(unaudited)
(in thousands)
Current portion of long-term debt(1)	$55,165
Long-term debt(1)	916,575
Minority interest	20,042

Stockholders’ equity:
Capital stock ($470,988 as of December 31, 2002)	470,299
Retained earnings	929,426
Accumulated other comprehensive loss	(5,476)

Total stockholders’ equity	1,394,249

Total capitalization	$2,386,031

(1)	For information concerning our borrowing arrangements, see Note 7 to our consolidated financial statements included in our Report on Form 20-F for our 2001 fiscal year, filed with the SEC on March 29, 2002, and Note 5 to our consolidated financial statements included in our Report on Form 6-K for the quarter ended September 30, 2002, filed with the SEC on November 14, 2002, which reports are incorporated herein by reference.

      As of September 30, 2002, we and our subsidiaries had outstanding indebtedness in an aggregate principal amount of approximately $1.1 billion, including $84.4 million of joint venture debt guaranteed by us or certain of our subsidiaries. Of this $1.1 billion, we were directly obligated for or guaranteed $686.1 million as of September 30, 2002, and $704.1 million was secured by our assets or the assets of certain of our subsidiaries.

SECURITIES WE MAY ISSUE

OVERVIEW

      This prospectus describes the securities we may issue from time to time. This section provides some information about the manner in which the securities may be held, then describes the terms of the five basic categories of securities: our common stock; our preferred stock; our warrants; our stock purchase contracts and units; and our debt securities, which may be senior or subordinated.

PROSPECTUS SUPPLEMENTS

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

      The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.

LEGAL OWNERSHIP OF SECURITIES

     Holders of Securities

      Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

      We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

      As a result, investors in securities issued in book-entry form will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

      Street Name Holders. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

      For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

      Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

      For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

      When we refer to “you,” we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

      Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

GLOBAL SECURITIES

      What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

      Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as the “DTC,” will be the depositary for all securities issued in book-entry form.

      A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

      Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

      If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “— Legal Ownership of Securities — Holders of Securities” above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way.

•	The DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

      Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Securities — Holders of Securities.”

      The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

•	if we elect to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and it has not been cured or waived.

      The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF CAPITAL STOCK

      We may issue common stock or preferred stock, in one or more distinct series, from time to time. This section summarizes the material terms of our common stock and material terms that would be common to all series of our preferred stock. Most of the terms of any series of preferred stock that we may offer will be described in the applicable prospectus supplement.

      Our authorized capital stock consists of 725,000,000 shares of common stock, $0.001 par value per share, of which 39,691,710 shares were issued and outstanding as of December 31, 2002, and 25,000,000 shares of undesignated preferred stock, $1.00 par value, of which no shares were issued and outstanding as of that date.

      The following is a summary description of our capital stock.

COMMON STOCK

      Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, holders of common stock are entitled to receive ratably any dividends declared from time to time by our Board of Directors out of funds legally available therefor. Holders of our common stock generally do not have conversion, redemption or preemptive rights to subscribe for any of our securities. All outstanding shares of common stock are, and any shares of common stock that may be sold in this offering when issued and paid for will be, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of preferred stock that we may issue.

      On September 19, 2001, we announced that our Board of Directors had authorized the repurchase of up to 2,000,000 shares of our common stock in the open market. As of December 31, 2002, we had repurchased 561,700 shares of our common stock at an average price of $27.97 per share.

PREFERRED STOCK

      The following description of our preferred stock and the description of the terms of a particular series of preferred stock that we may include in any related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our articles of incorporation and any resolution adopted by our Board of Directors and filed with the Registrar of Corporations of the Republic of the Marshall Islands fixing the rights, preferences and limitations of any series of preferred stock we may offer. The relevant prospectus supplement for any such series of preferred stock will contain a description of certain U.S. federal income tax consequences relating to the purchase and ownership of such series of preferred stock.

      Our Board of Directors may from time to time, and without further action by our shareholders, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preference and limitations of each such series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Teekay before any payment is made to the holders of shares of our common stock. The voting, dividend, liquidation, redemption, conversion or other rights of any preferred stock we may issue could adversely affect the voting power and other rights of the holders of our common stock and may have the effect of decreasing the market price of our common stock.

      The prospectus supplement relating to any series of preferred stock we may issue will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price, terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, the time period for redemption, and whether accumulated dividends or premiums will be paid;

•	the liquidation preference, if any, and whether any accumulated dividends will be paid upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange into or for shares of any other class or classes of our capital stock or any series of any other class or classes, any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights, if any; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

      Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate principal amount equal to that of the preferred stock represented by the global certificate. See “Securities We May Issue — Global Securities.”

      Each global certificate will:

•	be registered the name of a depository or a nominee of the depository identified in the prospectus supplement;

•	be deposited with such depository or nominee or a custodian for the depository; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.

ANTI-TAKEOVER PROVISIONS

      Preferred Stock Authorization. As noted above, our Board of Directors, without shareholder approval, has the authority under our articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated or which have a tendency to delay or prevent a change of control of Teekay or make removal of management more difficult.

      Shareholder Rights Plan. We have a shareholders rights plan pursuant to which holders of our common stock have been granted one purchase right on each outstanding share of common stock. Each purchase right, when exercisable, initially entitles its registered holder to purchase from us one share of our common stock at a price of $150 per share, subject to certain anti-dilution adjustments. The purchase rights are not currently exercisable and will become exercisable only upon the earlier of:

•	Ten days after a person becomes an “acquiring person,” which refers to a person who either (a) did not beneficially own 15% or more of our outstanding common stock on September 8, 2000 (the effective date of the shareholder rights plan), and subsequently acquires beneficial ownership of 20% or more of our outstanding common stock, or (b) did beneficially own 15% or more of our outstanding common stock on September 8, 2000, and subsequently acquires beneficial ownership of an additional 5% or more of our outstanding common stock; or

•	Ten business days (or such later date as may be determined by our Board of Directors) following a “triggering event,” which refers to the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in either (a) the beneficial ownership by a person who did not beneficially own 15% or more of our outstanding common stock on September 8, 2000, of 20% or more of our outstanding common stock, or (b) the beneficial ownership by a person who did beneficially own 15% or more of our outstanding common stock on September 8, 2000, of an additional 5% or more of our outstanding common stock.

      Unless otherwise approved by our Board of Directors, if a person becomes an acquiring person, the purchase rights held at any time by the acquiring person and its affiliates will become null and void and nontransferable, and the remaining purchase rights will entitle each other right holder to purchase, for the purchase price, the number of shares of our common stock which at the time of the transaction would have a market value equal to twice the purchase price. Additionally, at any time prior to an acquiring person’s becoming the holder of 50% or more of our outstanding shares of common stock, our Board of Directors may exchange the purchase rights (other than the purchase rights owned by the acquiring person and its affiliates), at an exchange ratio of one share of our common stock per purchase right.

      After a person becomes an acquiring person, each of the following events would entitle each holder of a purchase right (other than the acquiring person and its affiliates) to purchase, for the purchase price, that number of shares of common stock of another corporation which at the time of the event would have a market value equal to twice the purchase price:

•	the acquisition of us in a merger by such other corporation;

•	a business combination between us and such other corporation; or

•	the sale, lease, exchange or transfer of 50% or more of our assets or assets accounting for 50% or more of our net income or revenues, in one or more transactions.

      At any time prior to the earlier of a triggering offer or any person becoming an acquiring person, our Board of Directors may redeem the purchase rights in whole, but not in part, at a price of $.0001 per purchase right. In addition, the Board may also waive, within a specified period, the effect of such triggering event or a person being an acquiring person.

      The purchase rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors. The purchase rights will not interfere with any merger or other business combination approved by our Board of Directors, since the Board of Directors may, at its option, redeem all of the then-outstanding purchase rights or waive the application of the shareholder rights plan in connection with a specific transaction. The shareholder rights plan and the rights expire in September 2010. The description and terms of the purchase rights are set forth in a Rights Agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part.

      Shareholder Meetings, Quorum, Voting and Consents. Our bylaws establish advance notice procedures with respect to business brought before an annual meeting by a shareholder and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors. Under our bylaws, special meetings of the shareholders may be called only by our Board of Directors. No business other than that stated in the notice of meeting may be transacted at any special meeting. Our articles of incorporation provide that a majority of the shares entitled to vote on any matter shall constitute a quorum at a meeting of shareholders, unless the matter has been recommended by a majority of our Continuing Directors (as defined in our bylaws), in which case one-third of the shares entitled to vote on the matter shall constitute a quorum. In addition, under Marshall Islands law, shareholder actions taken without a shareholder meeting or a vote must be taken by unanimous written consent of the shareholders. These provisions may have the effect of delaying or preventing consideration of certain shareholder proposals until the next annual meeting, if at all, unless a special meeting is called by our Board of Directors.

      Election of Directors. Our bylaws provide for a “staggered board,” with our Board of Directors divided into three classes, as nearly equal in number as possible, and the directors in each class serving three-year terms and one class being elected each year by our shareholders. Vacancies on the Board of Directors are filled by our Board of Directors. Because this system of electing directors and filling vacancies generally makes it more difficult for shareholders to replace a majority of the Board of Directors, it may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of us.

OTHER MATTERS

      Sales of Assets, Mergers and Dissolution. Under the Marshall Islands Business Corporations Act, the sale of all or substantially all of Teekay’s assets not made in the usual or regular course of Teekay’s business or the non-judicial dissolution and liquidation of Teekay are required to be approved by the holders of two-thirds of the outstanding shares of our capital stock entitled to vote on such matter (and by the holders of a majority of shares of each class of shares entitled to vote separately as a class) or by a unanimous written consent of all holders of capital stock entitled to vote on the matter. In addition, the holders of one-half of the outstanding shares of capital stock entitled to vote may institute judicial dissolution proceedings in specified circumstances in accordance with the Marshall Islands Business Corporations Act. In the event of the dissolution of Teekay, the holders of our common stock will be entitled to share pro rata in our net assets available for distribution to them, after payment to all creditors and the liquidation preferences of any of our outstanding preferred stock.

      Under the Marshall Islands Business Corporations Act, a merger or consolidation involving Teekay (other than with subsidiaries at least 90% of whose shares are owned by Teekay) is required to be approved by the holders of a majority of the outstanding shares of our capital stock entitled to vote on the matter, and by the holders of a majority of any class of shares entitled to vote separately as a class.

      Dissenters’ Rights of Appraisal and Payment. Under the Marshall Islands Business Corporations Act, our shareholders have the right to dissent from various corporate actions, including any merger or certain sales of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. A condition for such payment is that the dissenting shareholders follow the procedures set forth in the Marshall Islands Business Corporations Act. In the event that we fail to agree with any dissenting shareholder on a price for the shares, such procedures involve, among other things, the institution of court proceedings in either the Marshall Islands or the country where our shares are primarily traded, which is the United States. The value of the shares of a dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

      Amendment of Articles of Incorporation. Under the Marshall Islands Business Corporations Act, amendments to the articles of incorporation of a Marshall Islands corporation generally may be authorized by vote of the holders of a majority of all outstanding shares entitled to vote. The approval of the holders of a majority of the outstanding shares of an adversely affected class or series of stock is also required for certain amendments.

      Limitations on Dividends. Neither Marshall Islands law nor our articles of incorporation or bylaws limit the right to own our securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities. The indenture relating to our 8.32% First Preferred Ship Mortgage Notes due 2008 and certain of the credit agreements covering our and our subsidiaries’ credit facilities provide that our ability to pay dividends is subject to limitations based upon our cumulative net income plus certain additional amounts, including the proceeds received by us from any issuance of our capital stock.

DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with any debt securities, common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from the debt securities, common stock or preferred stock. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company named in the prospectus supplement as warrant agent relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. This section is, and any applicable prospectus supplement will provide, a summary of the material terms of the warrant agreement; this Section does not, and any prospectus supplement will not, describe every aspect of the warrants. For more information, you should review the applicable warrant agreement we will file with the SEC promptly after any offering of warrants, because it, and not this description or the description in any prospectus supplement, will define your rights as a warrant holder.

General

      If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the designation and terms of the debt securities, common stock or preferred stock with which the warrants are issued and the number of warrants issued with each such debt security or share of common stock or preferred stock;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities;

•	the amount of warrants outstanding;

•	a discussion of certain U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other material terms of the warrants.

      Warrants may be exchanged for new warrants of different denominations. If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. If we maintain the ability to reduce the exercise price of any stock warrant and such right is triggered, we will comply with the U.S. federal securities laws, including Rule 14e-4 under the Securities Exchange Act of 1934, to the extent applicable.

Exercise of Warrants

      Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which we may extend such expiration date, unexercised warrants will become void.

      Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities, common stock or preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, cause to be issued and delivered the debt securities, common stock or preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

      The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each common stock warrant or preferred stock warrant will be subject to adjustment in certain events, as described in the applicable prospectus supplement, including the issuance of any stock dividend to the holders of the relevant class of stock, or a combination, subdivision or reclassification of the relevant class of stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% of such number. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.

No Rights as Holders of Securities

      Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

      Holders of debt warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive payment of principal or any interest or premium on the underlying securities or to exercise any rights whatsoever as holders of the underlying securities.

Modifications to Warrants

      There are three types of changes we can make to a warrant agreement and the warrants issued thereunder.

      Changes Requiring Approval of Each Holder. First, with respect to a specific title of warrants, there are changes that cannot be made to the warrants without the approval of each holder of the warrants of such title. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the percentage of holders of outstanding debt warrants whose consent is required for a modification or amendment; or

•	otherwise materially and adversely affect other terms that may be set forth in the prospectus supplement.

      Changes Not Requiring Approval. The second type of change does not require any vote by holders of the warrants. This type of change is limited to clarifications and other changes that would not materially and adversely affect the interests of holders of the warrants.

      Changes Requiring a Majority Vote. Any other change to a warrant agreement and the warrants requires an affirmative vote by holders of at least a majority in number of the then outstanding unexercised warrants affected thereby. Most changes fall into this category.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common or preferred stock and the number of shares of common or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

      The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities or our preferred stock; or

•	debt obligations of third parties, including U.S. Treasury securities.

      Such debt securities or third party debt obligations would secure the holders’ obligations to purchase the common or preferred stock under the stock purchase contracts.

      The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances we may deliver newly issued, prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review: the applicable stock purchase contracts; any collateral and depositary arrangements relating to such stock purchase contracts or stock purchase units; and any prepaid securities and the documents pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units, as necessary. Material U.S. federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

      We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of our senior or subordinated debt securities that are common to all series. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

      As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, in this case, The Bank of New York, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default, subject to some limitations.

•	Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

      Because we may issue both senior debt securities and subordinated debt securities, our references to the indenture are to each of the senior debt indenture and the subordinated debt indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the “indentures.”

      Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of the indentures. In this section, “Teekay” or the “Company” means Teekay Shipping Corporation and not any of its subsidiaries.

GENERAL

      The debt securities will be unsecured obligations of Teekay. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all our existing and future Senior Indebtedness (as defined in the form of subordinated debt indenture).

      You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

•	The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

•	The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued, and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

•	The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined, and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

•	The place or places, if any, other than or in addition to the Borough of Manhattan, New York City, of payment, transfer, conversion and exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

•	Whether the amount of payments of principal of or any premium or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity or other indices, and how these amounts will be determined.

•	Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

•	If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

•	Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

•	If the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

•	If other than U.S. dollars, the currency or currencies of such debt securities.

•	The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

•	The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities, and $5,000 or any integral multiples in the case of the bearer securities.

•	Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

•	A discussion of U.S. federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

•	Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

•	Any other terms of the debt securities that are consistent with the provisions of the indenture.

      For purposes of this prospectus, any reference to the payment of principal of, or any premium or interest on, debt securities will include additional amounts if required by the terms of such debt securities.

      The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

      We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

      There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions, in connection with future issues of other debt securities.

      We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

CONVERSION AND EXCHANGE

      If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the securities issuable upon conversion or exchange;

•	the conversion price or exchange ratio, or the calculation method for such price or ratio;

•	the conversion or exchange period, or how such period will be determined;

•	if conversion or exchange will be mandatory or at the option of the holder or Teekay;

•	any requirements with respect to the reservation of shares of securities for purposes of conversion;

•	provisions for adjustment of the conversion price or the exchange ratio; and

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

      Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

ADDITIONAL MECHANICS

     Form, Exchange and Transfer

      The debt securities will be issued:

•	as registered securities; or

•	if so provided in the prospectus supplement, as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

•	in global form (see “Securities We May Issue — Global Securities”); or

•	in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities, unless otherwise specified in the applicable prospectus supplement.

      You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an “exchange.”

      You may exchange or transfer registered securities of a series at the office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attn: Corporate Trust Administration. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

      You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

      If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

     Paying and Paying Agents

      If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

      With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attn: Corporate Trust Administration. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

      “Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

      If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of Teekay in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal and any premium or interest on bearer securities payable in U.S. dollars may be made, at the office of our paying agent in New York City if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

      Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

      We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

     Notices

      With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in New York City or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

EVENTS OF DEFAULT

      You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

      What is an Event of Default? The term “event of default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of or any premium on a debt security of such series on its due date.

•	We do not pay interest on a debt security of such series within 30 days after its due date, whether at maturity, upon redemption or upon acceleration.

•	We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

•	We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

•	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events occur.

•	Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

      The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest, if any) if it considers such withholding of notice to be in the best interests of the holders.

      Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. Only a portion of the principal is payable if the securities were issued at a discount. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of a majority in principal amount of the debt securities of the affected series if:

•	we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity;

•	all existing events of default, other than the nonpayment of principal of or any premium or interest on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

      Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

      However, notwithstanding the conditions described above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

      Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal or any premium or interest; or

•	in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

      “Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

      Each year, we will furnish to the trustee a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indentures and the debt securities, or else specifying any default.

MERGER OR CONSOLIDATION

      Unless otherwise provided in the applicable prospectus supplements, we may not, in a single transaction or a series of related transactions:

•	consolidate with or merge with or into any other person or permit any other person to consolidate with or merge with or into us, or

•	directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•	in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States or other specified jurisdictions and expressly assumes, by a supplemental indenture executed and delivered to the trustee in form satisfactory to the trustee, all of our obligations under the indenture;

•	immediately before and after giving effect to the transaction, no default on the debt securities exists; and

•	certain other conditions are met.

MODIFICATION OR WAIVER

      There are three types of changes we can make to the indentures and the debt securities.

      Changes Requiring Approval of Each Holder. First, there are changes that cannot be made to the debt securities without the approval of each holder. Following is a list of some of those types of changes:

•	changing the stated maturity of the principal of or any interest on a debt security;

•	reducing any amounts due on a debt security or payable upon acceleration of the maturity of a debt security following a default;

•	adversely affecting any right of repayment at the holder’s option;

•	changing the place (except as otherwise described in this prospectus or the applicable prospectus supplement) or currency of payment on a debt security;

•	impairing the holder’s right to sue for payment of or to convert or exchange a security;

•	in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities;

•	in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

•	reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture, waive compliance with certain provisions of the indenture or waive certain defaults;

•	changing any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

•	other provisions that are specified in the prospectus supplement or the indenture.

      Changes Requiring a Majority Vote. The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders owning a majority of the outstanding principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities described previously under “— Changes Requiring Approval of Each Holder” unless we obtain your individual consent to the waiver.

      Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to making clarifications, curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act does not require any vote by holders of debt securities.

      Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

      Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

      We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

      We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

      “Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

SATISFACTION AND DISCHARGE

      The indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when (1) all debt securities of that series have been delivered to the trustee for cancellation or (2) the following conditions have been satisfied:

•	all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

•	we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable);

•	we have paid or caused to be paid all other sums payable under the indentures in respect of that series; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

      We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

DEFEASANCE

      The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

      Full Defeasance. If there is a change in the federal tax law described below, we can legally release ourselves from any payment or other obligations on the debt securities, called U.S. “full defeasance,” if we put in place the following arrangements for you to be repaid:

•	We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make principal, interest and any other payments on the debt securities on their various due dates, including, possibly, their earliest redemption date.

•	Under current U.S. federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

      If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we became bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under “— Subordination.”

      Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from certain provisions and restrictive covenants in the debt securities and indenture. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants, but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under “— Subordination.” In order to achieve covenant defeasance, we must:

•	deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make principal, interest, and any other payments on the debt securities on their various due dates;

•	deliver to the trustee a legal opinion confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves; and

•	comply with any additional provisions set forth in the prospectus supplement.

      If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

      In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal or any premium or interest on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

RANKING

      Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and, therefore, rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities.

      See “— Subordination” for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

SUBORDINATION

      Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities.

      The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances may include the following:

•	We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of Teekay, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•	The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under “— Events of Default.”

      Generally, we will not be permitted to make payments of principal or any premium or interest on the subordinated debt securities if:

•	we default in our obligation to make payments on our Senior Indebtedness and do not cure such default; or

•	an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default.

      However, unless repayment of the Senior Indebtedness has been accelerated because of an event of default, the period for which we will not be permitted to make payments on the subordinated debt securities will be limited in duration.

      These subordination provisions mean that if we are insolvent, a holder of Senior Indebtedness is likely to receive more out of our assets than a holder of the same amount of our subordinated debt securities, and a creditor of Teekay that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

      The subordinated debt indenture does not limit the amount of Senior Indebtedness we are permitted to have, and we may in the future incur additional Senior Indebtedness.

      If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

THE TRUSTEE

      The initial trustee under each indenture will be The Bank of New York. The Bank of New York will also be the initial paying agent and securities registrar for the debt securities.

      Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

      Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of Teekay, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

      Each trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

      In the event that an entity is the trustee under both the senior debt indenture and the subordinated debt indenture, and a conflict of interest arises as a result, the trustee must resign as trustee under either of the indentures or, if this does not eliminate the conflict of interest, both the indentures.

GOVERNING LAW

      The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

      We may sell common stock, preferred stock, warrants, stock purchase contracts, stock purchase units or debt securities to or through underwriters, through agents, directly to other purchasers, or through a combination of these methods. We may distribute securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

      The applicable prospectus supplement will describe the specific terms of the offering of the securities, including:

•	the name or names of any underwriters, and, if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

      Any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If underwriters are used in a sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The applicable prospectus supplement will set forth the underwriter or underwriters with respect to a particular underwritten offering of securities and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

      If a dealer is used in the sale of any of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of any such transactions.

      Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth the terms of any such transactions. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

      We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process used.

      In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      We may provide indemnification to underwriters, dealers, agents and others who participate in the distribution of the securities with respect to some liabilities, including liabilities arising under the Securities Act, and provide contribution with respect to payments that they may be required to make in connection with such liabilities.

      If indicated in the applicable prospectus supplement, we may authorize underwriters or agents to solicit offers by specific institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

      In all cases, we must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the securities is not, at the time of delivery, prohibited by applicable law.

      Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of the preferred stock, warrants or any series of debt securities on a national securities exchange. If any of the securities of any series are sold to or through underwriters, the underwriters may make a market in those securities, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in those securities, and any market-making that is done may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to the liquidity of, or trading markets for, any of the securities.

      Some of the underwriters, dealers or agents, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of business.

EXPENSES

      The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$46,000
Blue Sky fees and expenses	$	*
Rating agency fees	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Indenture Trustee’s fees and expenses	$	*
Miscellaneous	$	*

Total	$

*	To be provided by amendment or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

      Unless otherwise stated in the applicable prospectus supplement, the validity of the securities under Marshall Islands law will be passed upon by our Marshall Islands counsel, Watson, Farley & Williams, New York, New York, and the validity of the debt securities under New York law will be passed upon for us by our United States counsel, Perkins Coie LLP, Portland, Oregon. Perkins Coie LLP may rely on the opinions of Watson, Farley & Williams for all matters of Marshall Islands law. If this prospectus is delivered in connection with an underwritten offering, certain matters in connection with such offering will be passed upon for the underwriters by Shearman & Sterling, Menlo Park, California, United States counsel for the underwriters.

EXPERTS

      The consolidated financial statements and schedule of Teekay and its subsidiaries appearing in Teekay’s Annual Report on Form 20-F filed with the SEC on March 29, 2002, as of December 31, 2001 and 2000, and for the fiscal years ended December 31, 2001 and 2000, and the nine months ended December 31, 1999, have been audited by Ernst & Young LLP, independent chartered accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited consolidated interim financial information and schedule for each of the three-month periods ended March 31, 2002, June 30, 2002 and September 30, 2002 incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in Teekay’s Report on Form 6-K for each of the quarterly periods listed above and incorporated herein by reference, state that they did not audit and they do not express an opinion on the unaudited consolidated interim financial information and schedule. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. Ernst & Young LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated interim financial information and schedule because the reports are not a “report” or a “part” of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.

     You should rely only on the information contained or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

$500,000,000

Teekay Shipping Corporation

Common Stock

Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Debt Securities

Teekay Logo

PROSPECTUS

January 17, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

      Teekay Shipping Corporation (“Teekay”) is a Marshall Islands corporation. The Marshall Islands Business Corporations Act (“MIBCA”) provides that a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

      A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in the MIBCA.

      In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of the MIBCA.

      Section F of Teekay’s Articles of Incorporation, as amended, provides that to the fullest extent permitted under the MIBCA, a director of Teekay shall not be liable to Teekay or its shareholders for monetary damages for breach of fiduciary duty as a director. Section 10.00 of Teekay’s Bylaws provides that any person who is made party to a proceeding by virtue of being an officer or director of Teekay or, being or having been such a director or officer or an employee of Teekay, serving at the request of Teekay as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless to the fullest extent permitted by the MIBCA against any and all expense, liability, loss (including attorneys’ fees), judgments, fines or penalties and amounts paid in settlement actually incurred or suffered by such person in connection with the proceeding.

      We maintain a directors’ and officers’ liability insurance policy that, subject to the limitations and exclusions stated therein, covers our officers and directors for certain actions or inactions that they may take or omit in their capacities as our officers and directors.

      In addition, Teekay has entered into separate indemnification agreements with some of its executive officers and directors. These indemnification agreements provide for indemnification of the director or officer against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except to the extent that such person is otherwise indemnified, such action, suit or proceeding arose out of such person’s intentional misconduct, knowing violation of law or out of a transaction in which such director or officer is finally judicially determined to have derived an improper personal benefit, or if it shall be determined by a final judgment or other final adjudication that such indemnification was not lawful.

Item 9.  Exhibits

      The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Common Stock of Teekay Shipping Corporation.*
1.2	Form of Underwriting Agreement for Preferred Stock of Teekay Shipping Corporation.*
1.3	Form of Underwriting Agreement for Debt Securities of Teekay Shipping Corporation.*
1.4	Form of Underwriting Agreement for Warrants of Teekay Shipping Corporation.*
1.5	Form of Underwriting Agreement for Stock Purchase Units of Teekay Shipping Corporation.*
4.1	Amended and Restated Articles of Incorporation of Teekay Shipping Corporation.(1)
4.2	Articles of Amendment of Articles of Incorporation of Teekay Shipping Corporation.(1)
4.3	Amended and Restated Bylaws of Teekay Shipping Corporation.(1)
4.4	Form of Senior Debt Indenture between Teekay Shipping Corporation and The Bank of New York, as Trustee.
4.5	Form of Subordinated Debt Indenture between Teekay Shipping Corporation and The Bank of New York, as Trustee.
4.6	Form of Senior Debt Securities.*
4.7	Form of Subordinated Debt Securities.*
4.8	Form of Stock Warrant Agreement of Teekay Shipping Corporation.*
4.9	Form of Debt Securities Warrant Agreement of Teekay Shipping Corporation.*
4.10	Form of Stock Warrant.*
4.11	Form of Debt Securities Warrant.*
4.12	Form of Board of Directors resolutions fixing the rights, preferences and limitations of each series of Preferred Stock.*
4.13	Form of Preferred Stock share certificate.*
4.14	Form of Purchase Contract Agreement for Stock Purchase Contracts and Stock Purchase Units.*
4.15	Form of Pledge Agreement for Stock Purchase Contracts and Stock Purchase Units.*
4.16	Registration Rights Agreement among Teekay Shipping Corporation, Tradewinds Trust Co. Ltd., as Trustee for the Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust.(2)

Exhibit No.	Description

4.17	Specimen of Teekay Shipping Corporation Common Stock Certificate.(2)
4.18	Indenture dated January 29, 1996 among Teekay Shipping Corporation, VSSI Oceans Inc., VSSI Atlantic Inc., VSSI Appian Inc., Senang Spirit Inc., Exuma Spirit Inc., Nassau Spirit Inc., Andros Spirit Inc. and United States Trust Company of New York, as Trustee.(3)
4.19	Specimen of Teekay Shipping Corporation’s 8.32% First Preferred Ship Mortgage Notes Due 2008.(3)
4.20	Bahamian Statutory Ship Mortgage dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York.(3)(4)
4.21	Deed of Covenants dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York.(3)(4)
4.22	First Preferred Ship Mortgage dated January 29, 1996 by VSSI Oceans Inc. to United States Trust Company of New York, as Trustee.(5)
4.23	Assignment of Time Charter dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York, as Trustee.(3)(4)
4.24	Assignment of Insurance dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York, as Trustee.(3)(4)
4.25	Pledge Agreement and Irrevocable Proxy dated January 29, 1996 by Teekay Shipping Corporation in favor of United States Trust Company of New York, as Trustee.(3)
4.26	Guarantee dated January 29, 1996 by Nassau Spirit Inc. in favor of United States Trust Company of New York, as Trustee.(3)(4)
4.27	Assignment of Freights and Hires dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York, as Trustee.(3)(4)
4.28	Cash Collateral Account Agreement dated January 29, 1996 between Nassau Spirit Inc. and United States Trust Company of New York, as Trustee.(3)(4)
4.29	Investment Account Agreement dated January 29, 1996 between Teekay Shipping Corporation and United States Trust Company of New York, as Trustee.(3)
4.30	Indenture dated June 22, 2001 among Teekay Shipping Corporation and U.S. Trust Company of Texas, N.A.(6)
4.31	First Supplemental Indenture dated as of December 6, 2001, among Teekay Shipping Corporation and The Bank of New York Trust Company of Florida, N.A.(7)
4.32	Specimen of Teekay Shipping Corporation’s 8.875% Senior Notes due 2011.(6)
4.33	Rights Agreement, dated September 8, 2000, between Teekay Shipping Corporation and The Bank of New York, as rights agent.(8)
5.1	Opinion of Perkins Coie LLP.
5.2	Opinion of Watson, Farley & Williams.
8.1	Opinion of U.S. counsel to Teekay Shipping Corporation regarding U.S. tax matters.*
8.2	Opinion of Marshall Islands counsel to Teekay Shipping Corporation regarding Marshall Islands tax matters.*
8.3	Opinion of Bahamian counsel to Teekay Shipping Corporation regarding Bahamian tax matters.*
8.4	Opinion of Bermuda counsel to Teekay Shipping Corporation regarding Bermuda tax matters.*
8.5	Opinion of Norwegian counsel to Teekay Shipping Corporation regarding Norwegian tax matters.*
12.1	Statement as to Computation of Ratio of Earnings to Fixed Charges.
15.1	Letter from Ernst & Young LLP, as independent chartered accountants, regarding unaudited interim financial information.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
23.2	Consent of Watson, Farley & Williams (included in Exhibit 5.2).

Exhibit No.	Description

23.3	Consent of Ernst & Young LLP.
24.1	Power of Attorney (contained on signature pages).
25.1	Form of T-1 Statement of Eligibility of Trustee under Senior Debt Indenture of Teekay Shipping Corporation.
25.2	Form of T-1 Statement of Eligibility of Trustee Under Subordinated Debt Indenture of Teekay Shipping Corporation.

*	To be filed by amendment or incorporated by reference. Teekay will file as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment to this registration statement or otherwise incorporated by reference.

(1)	Previously filed as an exhibit to the Company’s Annual Report on Form 20-F, filed with the SEC on March 30, 2000, and hereby incorporated by reference to such Annual Report.

(2)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-1 (Registration No. 33-7573-4), filed with the SEC on July 14, 1995, and hereby incorporated by reference to such Registration Statement.

(3)	Previously filed as an exhibit to the Company’s Annual Report on Form 20-F, filed with the SEC on June 4, 1996, and hereby incorporated by reference to such Annual Report.

(4)	A schedule attached to this exhibit identifies all other documents not required to be filed as exhibits because such other documents are substantially identical to this exhibit. The schedule also sets forth material details by which the omitted documents differ from this exhibit.

(5)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-3 (Registration No. 33-65139), filed with the SEC on January 19, 1996, and hereby incorporated by reference to such Registration Statement.

(6)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-4 (Registration No. 333-64928), filed with the SEC on August 3, 2001, and hereby incorporated by reference to such Registration Statement.

(7)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-4 (Registration No. 333-76922), filed with the SEC on January 17, 2002, and hereby incorporated by reference to such Registration Statement.

(8)	Previously filed as an exhibit to the Company’s Registration Statement Form 8-A filed with the SEC on September 11, 2000, and hereby incorporated by reference to such Registration Statement.

Item 10.     Undertakings

A.  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph A(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

B.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 8 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D.  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 17th day of January, 2003.

TEEKAY SHIPPING CORPORATION

By:	/s/ BJORN MOLLER

Bjorn Moller, President and
Chief Executive Officer

POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes and appoints Bjorn Moller, Peter Antturi and C. Sean Day, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 17th day of January, 2003.

Signature	Title

/s/ BJORN MOLLER Bjorn Moller	President, Chief Executive Officer and Director (principal executive officer)

/s/ PETER ANTTURI Peter Antturi	Senior Vice President, Chief Financial Officer, and Treasurer (principal financial and accounting officer)

/s/ C. SEAN DAY C. Sean Day	Director and Chairman of the Board

/s/ AXEL KARLSHOEJ Axel Karlshoej	Director and authorized representative in the United States

/s/ BRUCE C. BELL Bruce C. Bell	Director and Corporate Secretary

/s/ IAN D. BLACKBURNE Dr. Ian D. Blackburne	Director

Signature	Title

/s/ MORRIS L. FEDER Morris L. Feder	Director

/s/ LEIF O. HÖEGH Leif O. Höegh	Director

/s/ THOMAS KUO-YUEN HSU Thomas Kuo-Yuen Hsu	Director

/s/ EILEEN A. MERCIER Eileen A. Mercier	Director

EXHIBIT INDEX

Exhibit No.	Description	Page

1.1	Form of Underwriting Agreement for Common Stock of Teekay Shipping Corporation.*
1.2	Form of Underwriting Agreement for Preferred Stock of Teekay Shipping Corporation.*
1.3	Form of Underwriting Agreement for Debt Securities of Teekay Shipping Corporation.*
1.4	Form of Underwriting Agreement for Warrants of Teekay Shipping Corporation.*
1.5	Form of Underwriting Agreement for Stock Purchase Units of Teekay Shipping Corporation.*
4.1	Amended and Restated Articles of Incorporation of Teekay Shipping Corporation.(1)
4.2	Articles of Amendment of Articles of Incorporation of Teekay Shipping Corporation.(1)
4.3	Amended and Restated Bylaws of Teekay Shipping Corporation.(1)
4.4	Form of Senior Debt Indenture between Teekay Shipping Corporation and The Bank of New York, as Trustee.
4.5	Form of Subordinated Debt Indenture between Teekay Shipping Corporation and The Bank of New York, as Trustee.
4.6	Form of Senior Debt Securities.*
4.7	Form of Subordinated Debt Securities.*
4.8	Form of Stock Warrant Agreement of Teekay Shipping Corporation.*
4.9	Form of Debt Securities Warrant Agreement of Teekay Shipping Corporation.*
4.10	Form of Stock Warrant.*
4.11	Form of Debt Securities Warrant.*
4.12	Form of Board of Directors resolutions fixing the rights, preferences and limitations of each series of Preferred Stock.*
4.13	Form of Preferred Stock share certificate.*
4.14	Form of Purchase Contract Agreement for Stock Purchase Contracts and Stock Purchase Units.*
4.15	Form of Pledge Agreement for Stock Purchase Contracts and Stock Purchase Units.*
4.16	Registration Rights Agreement among Teekay Shipping Corporation, Tradewinds Trust Co. Ltd., as Trustee for the Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust.(2)
4.17	Specimen of Teekay Shipping Corporation Common Stock Certificate.(2)
4.18	Indenture dated January 29, 1996 among Teekay Shipping Corporation, VSSI Oceans Inc., VSSI Atlantic Inc., VSSI Appian Inc., Senang Spirit Inc., Exuma Spirit Inc., Nassau Spirit Inc., Andros Spirit Inc. and United States Trust Company of New York, as Trustee.(3)
4.19	Specimen of Teekay Shipping Corporation’s 8.32% First Preferred Ship Mortgage Notes Due 2008.(3)
4.20	Bahamian Statutory Ship Mortgage dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York.(3)(4)
4.21	Deed of Covenants dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York.(3)(4)
4.22	First Preferred Ship Mortgage dated January 29, 1996 by VSSI Oceans Inc. to United States Trust Company of New York, as Trustee.(5)
4.23	Assignment of Time Charter dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York, as Trustee.(3)(4)

Exhibit No.	Description	Page

4.24	Assignment of Insurance dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York, as Trustee.(3)(4)
4.25	Pledge Agreement and Irrevocable Proxy dated January 29, 1996 by Teekay Shipping Corporation in favor of United States Trust Company of New York, as Trustee.(3)
4.26	Guarantee dated January 29, 1996 by Nassau Spirit Inc. in favor of United States Trust Company of New York, as Trustee.(3)(4)
4.27	Assignment of Freights and Hires dated January 29, 1996 by Nassau Spirit Inc. to United States Trust Company of New York, as Trustee.(3)(4)
4.28	Cash Collateral Account Agreement dated January 29, 1996 between Nassau Spirit Inc. and United States Trust Company of New York, as Trustee.(3)(4)
4.29	Investment Account Agreement dated January 29, 1996 between Teekay Shipping Corporation and United States Trust Company of New York, as Trustee.(3)
4.30	Indenture dated June 22, 2001 among Teekay Shipping Corporation and U.S. Trust Company of Texas, N.A.(6)
4.31	First Supplemental Indenture dated as of December 6, 2001, among Teekay Shipping Corporation and The Bank of New York Trust Company of Florida, N.A.(7)
4.32	Specimen of Teekay Shipping Corporation’s 8.875% Senior Notes due 2011.(6)
4.33	Rights Agreement, dated September 8, 2000, between Teekay Shipping Corporation and The Bank of New York, as rights agent.(8)
5.1	Opinion of Perkins Coie LLP.
5.2	Opinion of Watson, Farley & Williams.
8.1	Opinion of U.S. counsel to Teekay Shipping Corporation regarding U.S. tax matters.*
8.2	Opinion of Marshall Islands counsel to Teekay Shipping Corporation regarding Marshall Islands tax matters.*
8.3	Opinion of Bahamian counsel to Teekay Shipping Corporation regarding Bahamian tax matters.*
8.4	Opinion of Bermuda counsel to Teekay Shipping Corporation regarding Bermuda tax matters.*
8.5	Opinion of Norwegian counsel to Teekay Shipping Corporation regarding Norwegian tax matters.*
12.1	Statement as to Computation of Ratio of Earnings to Fixed Charges.
15.1	Letter from Ernst & Young LLP, as independent chartered accountants, regarding unaudited interim financial information.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
23.2	Consent of Watson, Farley & Williams (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP.
24.1	Power of Attorney (contained on signature pages).
25.1	Form of T-1 Statement of Eligibility of Trustee under Senior Debt Indenture of Teekay Shipping Corporation.
25.2	Form of T-1 Statement of Eligibility of Trustee Under Subordinated Debt Indenture of Teekay Shipping Corporation.

*	To be filed by amendment or incorporated by reference. Teekay will file as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment to this registration statement or otherwise incorporated by reference.

(1)	Previously filed as an exhibit to the Company’s Annual Report on Form 20-F, filed with the SEC on March 30, 2000, and hereby incorporated by reference to such Annual Report.

(2)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-1 (Registration No. 33-7573-4), filed with the SEC on July 14, 1995, and hereby incorporated by reference to such Registration Statement.

(3)	Previously filed as an exhibit to the Company’s Annual Report on Form 20-F, filed with the SEC on June 4, 1996, and hereby incorporated by reference to such Annual Report.

(4)	A schedule attached to this exhibit identifies all other documents not required to be filed as exhibits because such other documents are substantially identical to this exhibit. The schedule also sets forth material details by which the omitted documents differ from this exhibit.

(5)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-3 (Registration No. 33-65139), filed with the SEC on January 19, 1996, and hereby incorporated by reference to such Registration Statement.

(6)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-4 (Registration No. 333-64928), filed with the SEC on August 3, 2001, and hereby incorporated by reference to such Registration Statement.

(7)	Previously filed as an exhibit to the Company’s Registration Statement on Form F-4 (Registration No. 333-76922), filed with the SEC on January 17, 2002, and hereby incorporated by reference to such Registration Statement.

(8)	Previously filed as an exhibit to the Company’s Registration Statement Form 8-A filed with the SEC on September 11, 2000, and hereby incorporated by reference to such Registration Statement.